SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 13, 1998

                               STEVEN MADDEN, LTD.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    NEW YORK                          0-23702                         13-3588231
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(STATE OR OTHER                     (COMMISSION                    (IRS EMPLOYER
JURISDICTION OF                     FILE NUMBER)             IDENTIFICATION NO.)
FORMATION)



             52-16 BARNETT AVENUE, LONG ISLAND CITY, NEW YORK              11104
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                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (718) 446-1800
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

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


ITEM 5.  OTHER EVENTS.

         As of July 9, 1998, the Board of Directors of Steven Madden, Ltd. (the "Company") approved the redemption of all of the Company's outstanding Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants"). A Notice of Redemption was mailed to all Class B Warrantholders to advise them that under the terms of the Warrant Agreement between the Company and the American Stock Transfer and Trust Company, as warrant agent, the Company was exercising its right to redeem and cancel all of the Company's Class B Warrants. Accordingly warrantholders have until the close of business on August 13, 1998 to exercise their Class B Warrants for the purchase of shares of Common Stock at an exercise price of $5.50 per share. Should a warrantholder fail to exercise the Class B Warrants held thereby by such date, the Company will redeem them on August 14, 1998 by paying $.05 for each outstanding Class B Warrant. The closing bid price of the shares of the Company's Common Stock on July 8, 1998 was $11.25.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

    (c)  Exhibits

         1. Press Release of the Company dated July 13, 1998.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.




                                   STEVEN MADDEN, LTD.



                                   By: /s/ STEVEN MADDEN
                                      ---------------------------------
                                           Steven Madden
                                           Chairman of the Board,
                                           Chief Executive Officer and President


Dated:  July 13, 1998